Exhibit 99.1

CAMAC Energy Inc. Announces the Acquisition of Offshore Nigerian Contract Rights

HOUSTON, TEXAS – February 16, 2011 – CAMAC Energy Inc. (NYSE Amex: CAK), a U.S.-based energy company engaged in the exploration, development and production of oil and gas, today announced that on February 15, 2011, it completed the acquisition of the remaining interest held by Allied Energy Plc and certain of its affiliates (“Allied”) in a Production Sharing Contract (the “PSC”) which relates to Oil Mining Leases 120 and 121 granted to Allied by the Federal Republic of Nigeria. CAMAC Energy has now acquired Allied’s full interest under the PSC, and has recombined CAMAC Energy’s interest in the Oyo Field within OML 120 that it acquired from Allied in April 2010.

As consideration for this acquisition, CAMAC Energy paid an initial cash purchase price of $5 million to Allied, with subsequent consideration to be due and payable in accordance with an option-based de-risking consideration structure which provides CAMAC Energy the ability to make staged valuation determinations at set development points before committing additional purchase capital, as previously described in the CAMAC Energy announcement released on October 12, 2010.

CAMAC Energy’s President and Chief Executive Officer, Byron Dunn, commented, “This transaction is transformational for CAMAC Energy and we are very excited about the potential value this acquisition could unlock across OML 120 and 121. We now have the opportunity to test deeper horizons in the Miocene, which has been the main producing horizons in most surrounding producing blocks, and has not been tested on our blocks.”

The OML 120 block is located directly east of OML 133, which contains the giant 500 million barrel Erha Field, and north of OML 121, where in the southeast corner of the block Allied has detected signs of potential gas resources in preliminary drilling results. OML 120 covers an area of 916.6 sq km in water depths ranging from 150 to 1000 meters, and contains the Oyo Field. The OML 121 block covers an area of 887 sq km in water depths ranging from 150 to 1000 meters and is located directly south of OML 120. Based upon internal mapping and 3D seismic studies, nine new prospects have been identified by Allied within the OML 120/121 blocks. Based on available information, CAMAC Energy believes the OML 120/121 blocks, including these nine prospects, may potentially hold over 500 million barrels of recoverable oil resources.

About CAMAC Energy Inc.

CAMAC Energy Inc. (NYSE Amex: CAK) is a U.S.-based energy company engaged in the exploration, development and production of oil and gas. The Company focuses on early cash flow and high-return global energy projects and currently has operations in Nigeria and, through its Pacific Asia Petroleum subsidiaries, in China. The Company's principal assets include interests in the Oyo Oilfield, an offshore oil asset in deepwater Nigeria that started production in December 2009, a 100% interest in the Zijinshan Block gas asset located in the Shanxi Province, China, and the Enhanced Oil Recovery and Production business in Northern China. The Company was founded in 2005 and has offices in Hartsdale, New York, Houston, Texas, Beijing, China, and Lagos, Nigeria.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” relating to the business of CAMAC Energy Inc. and its subsidiaries. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the prospectivity and potential value of the OML 120/121 blocks; the general ability of CAMAC Energy Inc. to achieve its commercial objectives; the business strategy, plans and objectives of CAMAC Energy Inc. and its subsidiaries; and any other statements of non-historical information. Words such as “anticipates,” “expects,” “plans,” “projects,” “believes,” “seeks,” “estimates,” and similar expressions are intended to identify such forward-looking statements. The statements are based upon management’s current expectations, estimates and projections, are not guarantees of future performance, and are subject to a variety of risks, uncertainties and other factors, some of which are beyond CAMAC Energy Inc.’s control and are difficult to predict, including those discussed in CAMAC Energy Inc.'s periodic reports that are filed with the “SEC”) and available on its website (http://www.sec.gov). You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, CAMAC Energy Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

All statements in this press release relating to oil and gas “resources,” “prospects” and “potential” are not references to “proved reserves” as defined under applicable SEC regulations, and are not permitted in the CAMAC Energy Inc.’s filings with the SEC.

Media Contact:
CAMAC Energy Inc.
Cristy Taylor
PR@camacenergy.com
(713) 965-5190

IR Contact:
ICR
(832) 209 1419
IR@camacenergy.com